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                                                              CONFIDENTIAL DRAFT

                                                                   EXHIBIT 10.11

                              AMENDED AND RESTATED
                          PENSKE AUTOMOTIVE GROUP, INC.
                     NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

                                OCTOBER 25, 2007

I.   INTRODUCTION AND DEFINITIONS

     A. Purpose. The purpose of this Plan is to promote the interests of Penske Automotive Group, Inc. and its affiliates and stockholders by helping to attract and retain highly qualified non-employee directors. This Plan amends and restates the Amended and Restated United Auto Group, Inc. Non-Employee Director Compensation Plan adopted by the Board of Directors on December 10, 2003 and previously amended and restated as of October 20, 2004.

     B. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this section:

          1.   "Board" shall mean the Board of Directors of the Company.

          2.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          3. "Company" shall mean Penske Automotive Group, Inc., a Delaware corporation, and any successor corporation.

          4.   "Director" shall mean a member of the Board.

          5. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          6. "Non-Employee Director" shall mean a Director who is not also a salaried employee of the Company or any of its subsidiaries.

          7. "Payment Date" shall mean a date selected by the Board which falls within the first quarter of the calendar year following the calendar year in which a Non-Employee Director served on the Board.

          8. "Plan" shall mean this Amended and Restated Penske Automotive Group, Inc. Non-Employee Director Compensation Plan, as set forth herein and as it may be amended from time to time.

          9. "Stock" shall mean shares of the Voting Common Stock of the Company, par value $0.0001 per share.

          10. "Termination of Service" means a Non-Employee Director's separation from service as defined under Section 409A of the Code.


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II.  NON-EMPLOYEE DIRECTOR FEES

     A. Fee. Each Non-Employee Director shall be paid for each year or partial year of service a fee of $40,000 or, in the event the Director is a member of the Audit Committee of the Board, $45,000 (pro rated for partial years) (the "Fee"). The Fee may reduced, increased or otherwise amended from time to time by the Board and all references to the Fee shall include such amounts as so amended.

     B. Manner of Payment. The Non-Employee Director must annually elect in advance whether to receive the Fee in the form of cash or Stock. This election must be received by the Company on or before December 31 (the "Election Date") of the preceding year. Once made, this election is irrevocable for such year.

     C. Payment Date. That portion of the Fee not deferred shall be paid on the Payment Date. If a Non-Employee Director fails to elect the manner of payment of the Fee by the Election Date, or if a Non-Employee Director's election to receive the Fee in Stock has not been previously approved by the Board, then that Non-Employee Director's Fee shall be payable in Cash.

     D.   Election to Receive Fee in Stock

          1. A Non-Employee Director's election to receive the Fee in Stock must be approved by the Board prior to the Payment Date.

          2. If a Non-Employee Director's election is approved by the Board, then the Non-Employee Director's Fee, if not deferred, shall be paid in shares of Stock or, if deferred, then payable in Units, the number of which will be determined as follows: by dividing the Fee, (or the prorated portion for partial years) by the average of the closing market price of the Stock as reported on the New York Stock Exchange for the 20 trading days immediately preceding and including the Payment Date.

          3. Such shares of Stock shall not be subject to any transfer or resale restrictions other than those applicable under federal and state securities laws.

          4. If a Non-Employee Director becomes a member of the Board after the Election Date, then such Director may elect to receive the Fee in the form of Stock on the Payment Date by making such election within 30 days after becoming a Director, provided that such election shall be subject to approval by the Board.

III. DEFERRAL OF NON-EMPLOYEE DIRECTOR FEE.

     A. Introduction: Non-Employee Directors, on an individual basis, may defer all or part of their Fee until such time as their service on the Board terminates.


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     B.   Manner of Deferral: On or before the Election Date, a Non-Employee
          Director may elect to defer all or a portion of the Fee (the "Deferred Fee"); provided, that a Non-Employee Director who first commences service on the Board during the course of a calendar year, rather than prior to such year, may make such election to defer with respect to such year not later than the 30th day following the date on which the Non-Employee Director first commences service, and such deferral election shall be effective with regard to Fees earned during such year. Such election shall be irrevocable for the period of service for which the Fee is payable. The Deferred Fee will be credited to the Non-Employee Director's deferred fees account (the "Deferred Fees Account") as of the Payment Date and accounted for pursuant to the manner of payment elected by the Non-Employee Director until fully paid out.

     C. Deferral of Stock: If a Non-Employee Director elects to receive the Fee in Stock, the payment of which has been deferred in whole or in part, then the Non-Employee Director's Deferred Fees Account will be credited with the number of stock units ("Units"), calculated to the nearest thousandths of a Unit, determined by dividing the amount of the Deferred Fee by the average of the closing market price of the Stock as reported on the New York Stock Exchange for the 20 trading days immediately preceding and including the Payment Date. The Non-Employee Director's Deferred Fees Account will also be credited with the number of Units determined by multiplying the number of Units in the Non-Employee Director's Deferred Fees Account by any per share cash dividends declared by the Company on its Stock and dividing the product by the closing market price of the Stock as reported on the New York Stock Exchange on the related dividend payment date, and also by multiplying the number of Units in the Non-Employee Director's Deferred Fees Account by any stock dividends declared by the Company on its Stock.

     D. Deferral of Cash: If a Non-Employee Director elects to receive the Fee in cash, the payment of which has been deferred in whole or in part, then the Non-Employee Director's Deferred Fees Account (a) will be credited on the Payment Date in an amount equal to the Deferred Fee, and (b) will be credited as of the end of each calendar quarter additional compensation equal to interest on the amounts credited to such account from the date credited (or the end of the preceding quarter, if later) to the end of such quarter at the rate of interest payable on the last issue of U.S. 90-day Treasury Bills made prior to the end of such quarter, as published in the Wall Street Journal.

     E. Recapitalization: If, as a result of a recapitalization of the Company (including stock splits), the Company's outstanding shares of Stock shall be changed into a greater or smaller number of shares, the number of Units credited to a Non-Employee Director's Deferred Fees Account shall be appropriately adjusted on the same basis.


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F.   Distribution of Deferred Fees.

     1. Upon a Non-Employee Director's Termination of Service, the Non-Employee Director shall receive the amount credited to his Deferred Fees Account in five substantially equal annual installments commencing on the first Payment Date following the Non-Employee Director's Termination of Service (the "Installment Payment Date"), unless prior to the time specified in Section III.B, the Non-Employee Director requests distributions in a different time or form.

     2. Survivor Payout Elections. In the event of a Non-Employee Director's death prior to receiving all entitled deferred payments, the value of the Deferred Fees Account on the date of the Non-Employee Director's death shall be determined and paid to the beneficiary(s) designated by the Non-Employee Director (or, failing such designation, to the Non-Employee Director's estate) in accordance with the installment schedule set forth in Section III, F(1) above, unless the Non-Employee Director, prior to time specified in Section III.B, has elected to have the remaining payments made in a single lump sum upon his death, in which case a lump sum payment will be made to the designated beneficiaries or the Non-Employee Director's estate as soon as practicable after the Non-Employee Director's death.

     3.   Form of Payment Elections.

          (a) All installment payments from the Non-Employee Director's Deferred Fees Account shall be in the form of cash.

          (b) Notwithstanding the preceding paragraph, upon request of the Non-Employee Director, and subject to the Board's approval, a Non-Employee Director, former Non-Employee Director, or deceased Non-Employee Director's beneficiary or legal representative may elect at anytime to have any or all payouts, or remaining payouts, of the Non-Employee Director's Deferred Fees Account paid out in cash or in shares of the Stock.

     4.   Determination of Amount of Cash Installment Payments.

          (a) The amount of the first cash installment payment shall be a fraction of the Cash and/or Units in the Non-Employee Director's Deferred Fees Account on the first Installment Payment Date, the numerator of which is one and the denominator of which is the total number of installments elected. Each subsequent installment shall be calculated in the same manner as of each subsequent Installment Payment Date except that the denominator shall be reduced by the number of installments which have been previously paid.


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          (b)  The amount of cash payable for deferred fees accounted for as
               Units based on the Company's Stock value will be paid as described above, based on the number of Units in the Non-Employee Director's Deferred Fees Account on the Installment Payment Date multiplied by the closing market price of the Company's Stock as reported on the New York Stock Exchange on the last trading day preceding the Installment Payment Date.

     5.   Determination of Amount of Installment Payments in Shares of Stock.

          (a) The amount of the first installment payment payable in shares of the Stock for deferred fees shall be a fraction of the value of the Cash and/or Units in the Non-Employee Director's Deferred Fees Account on the date of the first Installment Payment Date, the numerator of which is one and the denominator of which is the total number of installments elected. Each subsequent installment shall be calculated in the same manner as of each subsequent Installment Payment Date except that the denominator shall be reduced by the number of installments which have been previously paid.

          (b) If a payout to be made in shares of the Stock is based on deferred fees accounted for as Cash, the number of shares payable shall be determined by dividing the amount of cash that would otherwise be payable by the closing market price of the Stock as reported on the New York Stock Exchange on the last trading day preceding the Installment Payment Date.

          (c) Except for the final installment payment, only whole shares shall be payable, and the value of any fractional share payable shall re retained in the Non-Employee Director's Deferred Fees Account until the final installment payment, at which time the value of any fractional share payable shall be paid in cash, based on the fractional share multiplied by the closing market price of Stock as reported on the New York Stock Exchange on the last trading day preceding the Installment Payment Date.

     6. Six-Month Delay In Certain Payments. Notwithstanding the provisions of this Section III, F.1, if a Non-Employee Director is a specified employee (within the meaning of Section 409A of the Code) with respect to the Company at the time of his or her Termination of Service, all payments that would have been due during the six-month period following the Non-Employee Director's Termination of Service shall be paid on the first day of the seventh month following the Non-Employee Director's Termination of Service (or, if earlier, as soon as practicable after the date of the Participant's death).


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IV.  GENERAL TERMS

     A. Unfunded Plan. It is presently intended that the fund constitute an unfunded plan for deferred compensation. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase units or place any units in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

     B. Effective Date. The Amended and Restated Compensation Plan shall be effective upon approval by the Board.

     C. Amendment and Termination of the Plan. The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time.

     D. Rule 16b-3. The terms and conditions of each grant of a Stock or Units under the Plan shall be approved in advance by the Board for purposes of the exemption from Section 16(b) of the Exchange Act available under Rule 16b-3(d)(1) and other applicable rules promulgated under
          Section 16 the Exchange Act.

     E. Nonassignability. It shall be a condition of this Plan (and all rights of each Non-Employee Director and beneficiary shall be subject thereto) that no amount payable hereunder shall be assignable in whole or in part, either directly or by operation of law except by will or the laws of descent or distribution. Further, no right or interest of each Non-Employee Director or beneficiary under the Plan shall be liable for, or subject to, any obligation or liability of such director or beneficiary, including claims for alimony or the support of any spouse.

     F. Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. The Plan shall be interpreted and administered in a manner consistent with this intent.


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               FORM OF NOTICE OF ELECTION FOR FORM OF PAYMENT FOR
                         NON-EMPLOYEE DIRECTOR SERVICES

TO:  (Input Director's Name and Address)

I.   MANNER OF PAYMENT ELECTION

     Pursuant to the United Auto Group, Inc.'s Non-Employee Director Compensation Plan, for the annual fees payable to me as a Director of the Company for the year ending December 31, 2003, I hereby irrevocably elect:

[ ] To receive shares of United Auto Group, Inc. Voting Common Stock, par value $0.0001 per share, in lieu of cash in payment of the annual fee. The shares should be issued according to instructions set forth below; or

[ ]  Cash in payment of the annual fee.

II.  DEFERRAL OPTION ELECTION

     Pursuant to the United Auto Group, Inc.'s Non-Employee Compensation Plan, I hereby irrevocably elect to defer the amount of the annual fee payable to me as Director of the Company for the year ended December 31, 2003, as follows:

     ___% of, or $___ of my annual fee.

     The amount or percentage of the annual fee deferred shall be in the manner of payment elected in Section I.

III. BENEFICIARY

     A. If my membership on the Company's Board of Directors is terminated by death, or if I shall die after I cease to serve as a Director but before complete distribution of my Deferred Fees Account, I direct the balance in such account to be paid to:

                                        ----------------------------------------
                                        Name of Designated Beneficiary

                                        ----------------------------------------
                                        Address

                                        ----------------------------------------
                                        Relationship to Me

___________, 20__                       ----------------------------------------
Date                                    Director


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     B.   If my membership on the Company's Board of Directors is terminated by death, or if I shall die after I cease to serve as a Director but before complete distribution of my Deferred Fees Account, I direct the balance in such account to be paid:

[ ]  In one lump sum to the Designated Beneficiary

[ ] In accordance with the Plan's Installment Payment Schedule or the schedule previously elected by me and approved by the Board.

IV.  SPECIAL INSTRUCTIONS

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

V.   SIGNATURE

_____________, 20__                     ________________________________________
Date                                    Director

Name:
      __________________________________
Address:
         _______________________________

         _______________________________

Social Security Number:
                        ________________


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